SUMMARY OF LOAN AGREEMENT

OF

YAMBEAR BIO-TECH, INC.

AS OF JANUARY 15, 2013

This term sheet (this “Term Sheet”) summarizes the principal terms of the proposed loan by LIN, Hsin-Lung to YAMBEAR BIO-TECH, INC., a company incorporated in USA (together with its affiliates and subsidiaries, the “Company”) by means of note (as defined below) (the “Financing Transaction”).

LIN, Hsin-Lung and the Company intend that the provisions of Part A and B of this Term Sheet to be binding on and enforceable against them (the “Binding Terms”).

Each of LIN, Hsin-Lung, the Company and the Controlling Shareholders shall be referred to individually herein as a “Party” and collectively as the “Parties.”

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PART A: PRINCIPAL TERMS OF THE LOAN AGREEMENT

Key Terms of the Loan Agreement

Borrower:	YAMBEAR BIO-TECH, INC.
Loan Amount:	US$150,000 (the “Loan Amount”).
Use of Proceeds:	The proceeds of the Financing Transaction shall only be used for remittance in Hong Kong
Closing:	The closing of the Financing Transaction shall occur upon the wire of proceeds (the “Closing”).

Terms of Loan

Interest rate:	Interest Rate: Annual interest rate of 0%.

Repayment Term:	The day that is one year. All principal and accrued interest is due and payable on the Maturity Date. [The maturity date can be extended by one year upon the written notice of LIN, Hsin-Lung.]

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PART B: MISCELLANEOUS

Confidentiality:

Neither of the Company or the lender will disclose the existence or contents of this Term Sheet to any person(s) other than their respective employees, legal counsel, accountants, prospective co-investors and other professional advisors on a need-to-know basis.

Governing Law/Dispute Resolution:

This Term Sheet shall be governed by the laws of [Hong Kong], without regard to the conflicts of law principles thereof.

Any dispute, controversy, claim or difference of any kind whatsoever arising out of or in connection with this Term Sheet shall be resolved exclusively through arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in Hong Kong which shall be conducted in accordance with the then effective ICC Rules. The arbitration tribunal shall consist of three arbitrators, who shall be appointed as follows: one (1) arbitrator shall be appointed by the claimant(s) to the dispute, one (1) arbitrator shall be appointed by the respondent(s) to the dispute, and one (1) arbitrator shall be appointed by the Chairman of HKIAC. The language of the arbitration proceedings and written decisions or correspondence shall be English.

Counterparts:

This Term Sheet may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed counterparts of this Term Sheet may be exchanged by facsimile or e-mail.

[remainder of page intentionally left blank; signature page to follow]

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COMPANY

YAMBEAR BIO-TECH, INC.

/s/ Lin, Hsin-Lung
By: LIN, Hsin-Lung
Title: CEO

LENDER

LIN, Hsin-Lung Ltd.

/s/ Lin, Hsin-Lung Ltd.

[signature page to the Term Sheet]

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